UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2006

Burlington Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9971	91-1413284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

717 Texas Avenue, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-624-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2006, the Board of Directors of Burlington Resources Inc. (the "Company") and the Compensation Committee (the "Committee"), a committee of the Board of Directors, took the following actions concerning executive compensation.

2002 STOCK INCENTIVE PLAN

On January 25, 2006, the Company’s Board of Directors amended the Burlington Resources Inc. 2002 Stock Incentive Plan (the "2002 Plan") to provide that stock options and restricted stock granted after December 12, 2005 will not vest in full upon the merger of the Company and ConocoPhillips but instead will retain their normal vesting schedule subject to vesting in full in the event of certain qualifying terminations of employment.

The Committee approved grants of stock options under the 2002 Plan to certain employees of the Company, the terms and conditions of which are reflected on the revised form of stock option grant letter attached as Exhibit 10.1 (the "Options Grant Letter"). The grants to Executive Officers are set forth on the attached Exhibit 10.3.

The Committee approved grants of restricted stock under the 2002 Plan to certain employees of the Company, the terms and conditions of which are reflected on the form of restricted stock grant letter attached as Exhibit 10.2 (the "Restricted Stock Grant Letter"). The grants to Executive Officers are set forth on the attached Exhibit 10.3.

1997 EMPLOYEE STOCK INCENTIVE PLAN

On January 25, 2006, the Company’s Board of Directors amended the Burlington Resources Inc. 1997 Employee Stock Incentive Plan to provide that stock options and restricted stock granted after December 12, 2005 will not vest in full upon the merger of the Company and ConocoPhillips but instead will retain their normal vesting schedule subject to vesting in full in the event of certain qualifying terminations of employment.

2005 PERFORMANCE SHARE UNIT PLAN

As the Plan Administrator under the Burlington Resources Inc. 2005 Performance Share Unit Plan (the "2005 PSU Plan"), the Committee approved the vesting of 100% of the performance share units eligible to vest based on the Company’s relative total shareholder return and achievement of certain strategic, operating and financial objectives for the performance period which began January 1, 2005 and ended on December 31, 2005. Under the terms of the 2005 PSU Plan, participants receive a payment equal to the number of units then being vested multiplied by the average closing price of the Company’s common stock for the 20 business days immediately preceding and including December 31 of the performance period. Set forth on Exhibit 10.3 is a description of the payouts to the Executive Officers resulting from the vesting of their performance share units under the 2005 PSU Plan.

INCENTIVE COMPENSATION PLAN

In addition, the Committee determined the Corporate rating for the Company’s performance with respect to the key corporate objectives under the Burlington Resources Inc. Incentive Compensation Plan (the "Bonus Plan") and approved the pay-out amounts for the 2005 performance year. The bonus amounts paid to the Company’s Executive Officers are described on the attached Exhibit 10.3.

The Committee also approved the Corporate performance measures for bonuses to be awarded under the Bonus Plan for the 2006 performance year. In evaluating the Company’s 2006 performance, the Committee will consider, as in previous years, a combination of operating and financial objectives, including Return on Capital Employed, growth in Appraised Net Worth per share (calculated on a price normalized basis), Unit Cash Costs, Change in Production per Share and Reserve Replacement Costs. Return on Capital Employed and Unit Cash Costs will be evaluated in light of the Company’s performance relative to its self-constructed peer group and, for Return on Capital Employed, that result may be modified based on commodity prices. These measures will be specifically weighted and are considered to be critical to the Company’s fundamental goal of building shareholder value. In addition, the Committee has the discretion to modify the result of these measures based upon the Company’s relative Total Shareholder Return as compared to its self-constructed peer group and the Company’s environmental health and safety performance.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following are filed as exhibits to this report:

10.1 Form of stock option grant letter under the Burlington Resources Inc. 2002 Stock Incentive Plan.
10.2 Form of restricted stock grant letter under the Burlington Resources Inc. 2002 Stock Incentive Plan.
10.3 Executive Officer Compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Burlington Resources Inc.

January 31, 2006	By:	L. David Hanower

Name: L. David Hanower
Title: Senior Vice President, Law and Administration

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Exhibit Index

Exhibit No.	Description

10.1	Form of stock option grant letter under the Burlington Resources Inc. 2002 Stock Incentive Plan.
10.2	Form of restricted stock grant letter under the Burlington Resources Inc. 2002 Stock Incentive Plan.
10.3	Executive Officer Compensation.